As filed with the Securities and Exchange Commission on May 20, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2025

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 15, 2025. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: The stockholders elected ten directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
DeAnn L. Brunts	42,049,220	2,636,476	167,639	17,934,655
Debra Martin Chase	41,133,866	3,519,481	199,987	17,934,655
Kenneth C. Keller	41,938,519	2,699,633	215,182	17,934,655
Charles F. Marcy	38,276,760	6,338,888	237,687	17,934,655
Robert D. Mills	42,365,462	2,278,514	209,359	17,934,655
Dennis M. Mullen	40,355,964	4,244,558	252,813	17,934,655
Cheryl M. Palmer	41,185,152	3,478,564	189,619	17,934,655
Alfred Poe	39,998,888	4,603,141	251,306	17,934,655
Stephen C. Sherrill	40,549,552	4,084,829	218,954	17,934,655
David L. Wenner	41,722,078	2,892,872	238,385	17,934,655

Proposal No. 2: The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2025 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
36,717,432	7,633,289	502,613	17,934,655

Proposal No. 3: The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026 (fiscal 2025).

For	Against	Abstain	Broker Non-Votes
60,388,002	1,740,089	659,899	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 20, 2025	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary